AMENDMENT TO CUSTODY AGREEMENT

AMENDMENT, dated as of October 20, 2014, by and between Causeway Capital Management Trust (the “Fund”) and The Bank of New York Mellon (successor to The Bank of New York) (the “Custodian”).

WHEREAS, the Fund and the Custodian have previously entered into a Custody Agreement dated as of October 19, 2001 (the “Agreement’);

WHEREAS, Article XI provides that the Agreement may be amended by written agreement between the parties;

NOW, THEREFORE, the Fund and the Custodian agree to amend the Custody Agreement as follows:

1.	Schedule II be and hereby is deleted in its entirety and replaced with Schedule II attached hereto and made a part hereof.

Except as specifically amended hereby, all provisions (including definitions of terms not otherwise defined herein) of the Agreement shall remain in full force and effect and the Agreement as amended hereby shall, from and after the date of this Amendment, be read as a single, integrated document incorporating the changes effected by this Amendment.

The Fund and the Custodian each hereby represent and warrant to the other that this Amendment has been duly authorized executed and delivered on its respective behalf and constitutes the legal, valid and binding obligation of each.

IN WITNESS WHEREOF, this Amendment has been executed, as of the day and year first above written, by the Fund and the Custodian.

CAUSEWAY CAPITAL MANAGEMENT TRUST		THE BANK OF NEW YORK MELLON
By: /s/ Turner Swan		By: /s/ John M. Stratton

Name:	Turner Swan	Name: John M. Stratton
Title:	President	Title: Managing Director

SCHEDULE II

Effective as of October 20, 2014

SERIES

Causeway International Value Fund; Tax Identification Number 23-3092639

Causeway Emerging Markets Fund; Tax Identification Number 20-5901594

Causeway Global Value Fund; Tax Identification Number 26-2312763

Causeway International Opportunities Fund; Tax Identification Number 27-1207056

Causeway Global Absolute Return Fund; Tax Identification Number 27-2913945

Causeway International Small Cap Fund; Tax Identification Number 47-1577867